Exhibit 99.1

Digital Recorders, Inc. Announces Annual Employee Teamsmanship Award
Winner

    DALLAS--(BUSINESS WIRE)--May 26, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that Accounting Supervisor B. Ranell Bridges, CPA, was named by the Board of Directors' Human Resources and Compensation Committee and the Board of Directors as the DRI Teamsmanship Award recipient for fiscal year 2003.
    Ms. Bridges was nominated by her peers for the DRI Teamsmanship Award. Others nominated included:

    -- Andy Schnaufer, Software Engineer, Digital Recorders, Research Triangle Park, N.C.;

    --  Paul Hock, Sales Manager, Government Sales, Digital Audio
        Corporation, Research Triangle Park, N.C.;

    --  Juan Torres, Production Associate, TwinVision na, Inc.,
        Research Triangle Park, N.C.;

    -- Henrik Max, Technical Support, After Sales Department, Mobitec AB, Herrljunga, Sweden; and

    -- Jorg Bullinger, Development Manager, Transit-Media Mobitec GmbH, Ettlingen, Germany.

    All DRI Teamsmanship Award nominees were honored during an employee dinner Tuesday, May 25, at the Sheraton Imperial Hotel and Convention Center in Durham, N.C. As the DRI Teamsmanship Award recipient, Ms. Bridges received a trophy, a cash award, and other equity-based recognition. In addition, her name was added to the Company's perpetual "Teamsmanship" plaque. All other nominees received a trophy and cash award.

    About the Winner

    B. Ranell Bridges, CPA has more than 16 years' experience in accounting and office management, as well as accounting system software conversions. She joined the Company as Accounting Supervisor in March 2003. Prior to joining the Company, Ms. Bridges was Senior Accountant at Carter & Burgess, Inc. in Raleigh, N.C., from 2000 to 2003. She received a Bachelor of Business Administration in Accounting from The University of Texas at Arlington in May 1983.
    "Ranell has played a major role in the Company's Finance and Administration area. She has performed her responsibilities in a manner setting an example for all of us to follow. She was selected for the DRI Teamsmanship Award due to the overwhelming opinion of her peers and DRI management regarding her importance to the Company's success," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com